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                                                                     Exhibit 5.1

                              September 11, 1996


TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, CO  80111

Gentlemen:

          Reference is made to the registration statement on Form S-3 (File No. 33-63139) (the "Registration Statement") which was filed with and declared effective by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"), in connection with the proposed offering from time to time (i) by TCI Communications, Inc., a Delaware Corporation (the "Company") of senior, senior subordinated or subordinated debt securities of the Company ("Debt Securities") for an aggregate initial offering price of up to $3,000,000,000 (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies), and
(ii) by Tele-Communications, Inc., a Delaware corporation ("Parent") of such indeterminate number of shares of Series A TCI Group Common Stock, $1.00 par value per share, of Parent, as may be issued from time to time upon conversion of any of the Debt Securities so registered that are issued as convertible Debt Securities and guarantees of the Parent which may be issued in respect of Debt Securities so registered. The term "Registration Statement", as used herein, means such registration statement, as amended or supplemented to the date hereof, including all exhibits (other than Statements of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of the trustees) and the documents incorporated by reference therein, as amended. As described in the Registration Statement, the Company may, among other Debt Securities, offer Senior Debt Securities to be issued under an Indenture, dated as of December 20, 1995, ("Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee").

          On September 6, 1996, the Company entered into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") pursuant to which the Company agreed to sell to the Underwriter, subject to the conditions stated in the Underwriting Agreement, $350,000,000 aggregate principal amount of a series of the Company's Senior Debt Securities designated as its Remarketed Floating Rate Reset Notes due September 15, 2003 (the "Securities"). On September 6, 1996, the Company also entered into a remarketing agreement (the "Remarketing Agreement") with the Underwriter. You have asked us to pass upon for you certain legal matters in connection with the Securities.

          In connection therewith, we have examined, among other things, copies of the Restated Certificate of Incorporation and By-Laws of the Company, each as amended; the Underwriting Agreement; the Remarketing Agreement; the Indenture; copies of records of proceedings of the
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TCI Communications, Inc.
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Company's Board of Directors, including committees thereof; and such other documents, records, certificates and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies. We have further assumed that the Indenture, the Underwriting Agreement and the Remarketing Agreement have been duly and validly authorized, executed and delivered by, and constitute the valid and binding obligations of, the parties thereto other than the Company.

          Based upon the foregoing, we are of the opinion that:

          The Securities have been duly authorized and, when duly executed by the proper officers of the Company, authenticated and delivered by the Trustee in accordance with the Indenture and issued and sold to the Underwriter pursuant to the terms of the Underwriting Agreement, they will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally, and (B) that equitable remedies may not be available.

          We hereby consent to the reference to us under the heading "Validity of the Notes" in the Prospectus Supplement dated September 6, 1996 to the Prospectus dated September 6, 1996, forming a part of the Registration Statement and to the incorporation of this opinion by reference into the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,

                                              /s/ Baker & Botts, L.L.P.

                                              BAKER & BOTTS, L.L.P.